UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2013

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On August 16, 2013, David Blake announced that he will resign as Senior Vice President, Eastern Canadian Iron Ore Operations of Cliffs Natural Resources Inc. (the “Company”) effective October 31, 2013. On August 21, 2013, Mr. Blake entered into an agreement with the Company (the “Blake Agreement”) whereby, at the effective time of Mr. Blake’s resignation and subject to his execution of a general release of claims, Mr. Blake will be entitled to receive certain benefits including a 10-month pro rata cash payment related to a bonus for which he is eligible under our Management Performance Incentive Plan for 2013; continued coverage for medical benefits under the Company’s health care plan for active employees up through December 31, 2013 or earlier if Mr. Blake fails to pay his share of the coverage costs; 18 months of Company-paid COBRA benefits; and 18 months of outplacement services. The Blake Agreement includes non-solicitation, non-disclosure and non-disparagement undertakings by Mr. Blake.

In connection with the announcement of the retirement of Laurie Brlas from her position as Executive Vice President and President, Global Operations of the Company, as previously reported on a Form 8-K filed on July 12, 2013, the Company and Ms. Brlas entered into a separation agreement on August 20, 2013 (the “Brlas Agreement”). Under the Brlas Agreement, in exchange for Ms. Brlas’s execution of a general release of claims, Ms. Brlas is entitled to receive certain benefits, including a cash payment equal to the sum of two years of base salary and incentive bonus at target; an additional cash payment related to the bonus for which she is eligible under our Executive Management Performance Incentive Plan for 2013, which shall not be pro rata; continued coverage for medical benefits for Ms. Brlas and her family under the Company’s health care plan for active employees up to the earlier of the second anniversary of her retirement, she fails to pay her share of the coverage costs or her death; and 24 months of outplacement services. She will vest in a prorated portion of each of her restricted share unit awards and performance share awards (in accordance with the terms of the awards). In addition, as an employee of the Company who has attained the age of 55 with five years of service, she is entitled to receive benefits, subject to the pertinent plans, under the Company’s retirement plan. The Agreement includes non-solicitation, non-disclosure and non-disparagement undertakings by Ms. Brlas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

August 21, 2013	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: Vice President, General Counsel & Secretary